UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2021

XL FLEET CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Newton Street Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

(617) 718-0329

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 4, 2021, the Company entered into an amended employment agreement with Mr. James Berklas, pursuant to which Mr. Berklas has agreed to continue to serve as the Company’s Chief Legal Officer and Vice President - Corporate Development (the “Employment Agreement”).  The Employment Agreement provides for an annual base salary of $375,000, effective as of September 1, 2021, and an annual cash bonus with a target of 40% of his base salary (other than for 2021, as to which Mr. Berklas’ bonus will be $200,000). In addition, Mr. Berklas will be eligible to receive a retention bonus of $375,000, payable in two equal installments occurring six (6) months after September 1, 2021 and twelve (12) months after September 1, 2021, provided that Mr. Berklas is employed as of such dates.  In the event Mr. Berklas’ employment is terminated by the Company without “Cause” or by Mr. Berklas for “Good Reason”, Mr. Berklas will receive severance benefits that include six months of his then-current annual base salary and a prorated portion of the aforementioned retention bonus (calculated by the number of days between September 1, 2021 and the date of termination).

The foregoing is only a brief description of the Employment Agreement, and is qualified in its entirety by the full text of to the Employment Agreement, filed hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement for James Berklas, dated November 4, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XL FLEET CORP.

Date: November 10, 2021	By:	/s/ Randy Price
	Name:	Randy Price
	Title:	Assistant Corporate Secretary

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